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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2001

PRICE LEGACY CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-20449 (Commission File Number)	33-0628740 (I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300
San Diego, CA 92128
(Address of Principal Executive Office) (Zip Code)

(858) 675-9400
(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by Price Legacy Corporation, a Maryland corporation (the "Company"), in connection with the matters described herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On November 2, 2001, the Company acquired four retail properties and an office facility adjacent to one of the retail properties from Swerdlow Real Estate Group, Inc. ("Swerdlow") and entities affiliated with Swerdlow. The properties are located in West Palm Beach, Florida; Fort Lauderdale, Florida; Miami, Florida; and Hollywood, Florida (2). The total purchase price of the properties was approximately $209 million of which the Company assumed approximately $161.6 million in mortgage debt with an average interest rate of 8.34% per annum. The cash requirements for the transaction were funded through borrowings from the Company's credit facility.

    Cross County Plaza is located in West Palm Beach, Florida. This shopping center has approximately 358,000 square feet of gross leasable area ("GLA") and is anchored by stores leased to Kmart, Winn Dixie and Linens "N Things. Cypress Creek Station is located in Fort Lauderdale, Florida. This shopping center has approximately 229,000 square feet of GLA and is anchored by stores leased to Regal Cinemas, Inc. and Office Depot. Kendale Lakes Plaza is located in Miami, Florida. This shopping center has approximately 405,000 of GLA and is anchored by stores leased to Kmart and Builders Square. Oakwood Plaza is located in Hollywood, Florida. This shopping center has approximately 873,000 square feet of GLA and is anchored by stores leased to Home Depot, Kmart, B.J.'s Wholesale Club, Dave and Buster's, and Regal Cinemas among others. Oakwood Business Center is located in Hollywood, Florida. This property is a business/office/distribution facility comprised of three one- and two-story buildings and has approximately 141,000 square feet of GLA.

    In assessing the acquisitions of the properties, the Company considered, among other factors, the location and occupancy rate of each of the shopping centers, the quality of tenants (including the tenants' credit quality), comparative rents, the competition in the shopping center's respective area, and redevelopment potential of the property. The Company also assessed potential expenses associated with owning or leasing, and operating the shopping centers, including among other factors, estimated maintenance expenses, capital improvement costs and other operating expenses.

ITEM 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Properties Acquired.

  (1)
  Reports of Squire and Company, PC. (*)

  (2)
  The separate Audited Financial Historical Summaries of Operating Revenues and Direct Operating Expenses for the Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. (*)

  (3)
  The Unaudited Historical Summary of Revenues and Direct Operating Expenses for the Properties Acquired by Price Legacy Corporation for the nine months ended September 30, 2001.

  (b)
  Pro Forma Financial Information

  (1)
  Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Price Legacy Corporation as of and for the nine months ended September 30, 2001 and for the year ended December 31, 2000.

  (c)
  Exhibits

23.1	Consents of Squire and Company, PC.
99.1	Unaudited Historical Summary of Operating Revenues and Direct Operating Expenses for the Properties Acquired by Price Legacy Corporation for the nine months ended September 30, 2001.
99.2
Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Price Legacy Corporation as of and for the nine months ended September 30, 2001 and for the year ended December 31, 2000.
(*)
Incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 333-61620) filed with the Securities and Exchange Commission on May 25, 2001, as amended by Amendment No. 1 to Form S-4 filed June 19, 2001, Amendment No. 2 to Form S-4 filed July 6, 2001 and Amendment No. 3 to Form S-4 filed July 31, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2001	PRICE LEGACY CORPORATION

	By:	/s/ James Y. Nakagawa James Y. Nakagawa Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
23.1	Consents of Squire & Company, PC
99.1	Unaudited Historical Summary of Operating Revenues and Direct Operating Expenses for the Properties Acquired by Price Legacy Corporation for the nine months ended September 30, 2001.
99.2
Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Price Legacy Corporation as of and for the nine months ended September 30, 2001 and for the year ended December 31, 2000.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX